Exhibit 99.1

4th Quarter 2025 // Quarter Ended December 31, 2025

EARNINGS RELEASE AND SUPPLEMENTAL OPERATING & FINANCIAL DATA

centerspace

Noko Apartments // Minneapolis, MN

Earnings Release

Centerspace Announces Financial and Operating Results for the Year Ended
December 31, 2025 and Provides 2026 Financial Outlook
MINNEAPOLIS, MN, February 17, 2026 – Centerspace (NYSE: CSR) (the “Company”) announced today its financial and operating results for the year ended December 31, 2025. The tables below show Net Income (Loss), Funds from Operations (“FFO”)1, and Core FFO1, all on a per diluted share basis, for the year ended December 31, 2025; Same-Store Revenues, Expenses, and Net Operating Income (“NOI”)1 over comparable periods; and Same-Store Weighted Average Occupancy, Lease Rate Growth, and Resident Retention for each of the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, and the twelve months ended December 31, 2025 and 2024.

	Three Months Ended December 31,		Twelve Months Ended December 31,
Per Common Share	2025	2024	2025	2024
Net income (loss) per share - diluted	$(1.10)	$(0.31)	$1.02	$(1.27)
FFO - diluted(1)	$1.14	$1.09	$4.74	$4.49
Core FFO - diluted(1)	$1.25	$1.21	$4.93	$4.88

	Year-Over-Year Comparison	Sequential Comparison	YTD Comparison
Same-Store Results(2)	Q4 2025 vs Q4 2024	Q4 2025 vs Q3 2025	CY 2025 vs. CY 2024
Revenues	1.0%	(0.8)%	2.4%
Expenses	(5.1)%	(7.4)%	0.6%
NOI(1)	4.8%	3.3%	3.5%

	Three months ended			Twelve months ended
Same-Store Results(2)	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Weighted Average Occupancy	95.3%	95.8%	95.7%	95.7%	95.4%
New Lease Rate Growth	(4.8)%	(1.7)%	(3.7)%	(1.2)%	—%
Renewal Lease Rate Growth	3.9%	2.9%	3.0%	3.1%	3.2%
Blended Lease Rate Growth(3)	0.1%	1.3%	0.2%	1.3%	1.8%
Retention Rate	55.2%	59.9%	57.1%	58.2%	61.8%
(1)NOI, FFO, and Core FFO are non-GAAP financial measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures, refer to “Non-GAAP Financial Measures and Reconciliations” and “Non-GAAP Financial Measures and Other Terms” in the Supplemental Financial and Operating Data below.
(2)Same-store results are updated for annual composition change including acquisition, disposition, changes in held for sale classification, and repositioning activity. Refer to “Non-GAAP Financial Measures and Reconciliations” in Supplemental and Financial Operating Data within.
(3)Blended lease rate growth is weighted by lease count.
Highlights for the Year Ended December 31, 2025
•Net Income was $1.02 per diluted share for the year ended December 31, 2025, compared to Net Loss of $1.27 per diluted share for the year ended December 31, 2024;
•Core FFO(1) increased to $4.93 per diluted share for the year ended December 31, 2025, compared to $4.88 per diluted share for the year ended December 31, 2024;
•Operating income increased to $64.5 million for the year ended December 31, 2025, compared to $20.5 million for the year ended December 31, 2024;

1

•Same-store year-over-year NOI(1) grew 3.5% driven by same-store revenue growth of 2.4%;
•The Company acquired two apartment communities during the year, Sugarmont in Salt Lake City, Utah, and Railway Flats in Loveland, Colorado, for an aggregate purchase price of $281.2 million, which includes the assumption of $76.5 million in mortgage debt;
•The Company repurchased 62,973 shares at an average price of $54.86 per share, including commissions; and
•The Company sold twelve non-core apartment communities throughout Minnesota and one corporate office building for an aggregate sales price of $215.5 million.
Balance Sheet
At December 31, 2025, Centerspace had $267.9 million of total liquidity on its balance sheet, including $255.1 million available on its lines of credit and $12.8 million in cash and cash equivalents.
Dividend Distributions
Centerspace’s Board of Trustees announced a quarterly distribution of $0.77 per share/unit, payable on April 14, 2026, to common shareholders and unitholders of record at the close of business on March 30, 2026.
2026 Financial Outlook
Centerspace is providing the following guidance for its 2026 performance.

2026 Financial Outlook
		Range for 2026
	2025 Actual	Low	High
Net income (loss) per Share - diluted	$1.02	$(0.49)	$(0.19)
FFO per Share - diluted	$4.74	$4.61	$4.89
Core FFO per Share - diluted	$4.93	$4.81	$5.05
Additional assumptions:
•Same-store capital expenditures of $1,250 per home to $1,350 per home
•Value-add expenditures of $2.5 million to $12.5 million
FFO and Core FFO are non-GAAP financial measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures, please refer to "2026 Financial Outlook" in the Supplemental Financial and Operating Data below.
Strategic Review
In November, we announced that our Board has undertaken a proactive process to review strategic alternatives that may be available to Centerspace. Our focus remains on maximizing shareholder value. This review remains ongoing and there is no deadline or definitive timetable and there can be no assurance that this process will result in a transaction or any other strategic outcome. Centerspace will not be making disclosures or commenting relating to this process until it determines disclosure is required or appropriate.
Earnings Call

Live webcast and replay: https://www.ir.centerspacehomes.com

Live Conference Call		Conference Call Replay
Wednesday, February 18, 2026 at 10:00 AM ET		Replay available until February 25, 2026
USA Local Number	1-646-844-6383	USA Local Number	1-929-458-6194
USA Toll Free Number	1-833-470-1428	USA Toll Free Number	1-866-813-9403
Conference Number	250430	Conference Number	894072

2

Supplemental Information
Supplemental Operating and Financial Data for the year ended December 31, 2025 included herein (“Supplemental Information”), is available in the Investors section on Centerspace’s website at https://www.centerspacehomes.com or by calling Investor Relations at 952-401-6600. Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined and reconciled in the Supplemental Financial and Operating Data, which accompanies this earnings release.
About Centerspace
Centerspace is an owner and operator of apartment communities committed to providing great homes by focusing on integrity and serving others. Founded in 1970, as of December 31, 2025, Centerspace owned 61 apartment communities consisting of 12,262 homes located in Colorado, Minnesota, Montana, Nebraska, North Dakota, South Dakota, and Utah. Centerspace was named a top workplace for the sixth consecutive year in 2025 by the Minnesota Star Tribune. For more information, please visit www.centerspacehomes.com.
Forward-Looking Statements
Certain statements in this press release and the Supplemental Operating and Financial Data are based on the Company's current expectations and assumptions, and are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Forward-looking statements are typically identified by the use of terms such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” “assumes,” “may,” “projects,” “outlook,” “future,” and variations of such words and similar expressions. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements to be materially different from the results of operations, financial conditions, or plans expressed or implied by the forward-looking statements. Although the Company believes the expectations reflected in its forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be achieved. Any statements contained herein that are not statements of historical fact should be deemed forward-looking statements. As a result, reliance should not be placed on these forward-looking statements, as these statements are subject to known and unknown risks, uncertainties, and other factors beyond the Company's control and could differ materially from actual results and performance. Such risks and uncertainties are detailed from time to time in filings with the Securities and Exchange Commission (“SEC”), including the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” contained in the Company's Annual Report on Form 10-K, in quarterly reports on Form 10-Q, and in other reports the Company files with the SEC from time to time. The Company assumes no obligation to update or supplement forward-looking statements that become untrue due to subsequent events.
Contact Information
Investor Relations
Josh Klaetsch
Phone: 952-401-6600
E-mail: IR@centerspacehomes.com
Marketing & Media
Kelly Weber
Phone: 952-401-6600
E-mail: kweber@centerspacehomes.com

3

Supplemental Financial and Operating Data
Table of Contents
December 31, 2025

Common Share Data (NYSE: CSR)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
High closing price	$67.73	$61.09	$65.22	$66.19	$75.02
Low closing price	$57.41	$53.18	$56.21	$60.29	$64.75
Average closing price	$62.84	$57.79	$61.34	$63.04	$70.30
Closing price at end of quarter	$66.72	$58.90	$60.19	$64.75	$66.15
Common share distributions—annualized	$3.08	$3.08	$3.08	$3.08	$3.00
Closing price dividend yield—annualized	4.6%	5.2%	5.1%	4.8%	4.5%
Closing common shares outstanding (thousands)	16,761	16,703	16,757	16,735	16,719
Closing limited partnership units outstanding (thousands)	920	963	968	972	980
Closing Series E preferred units, as converted (thousands)	1,892	1,894	1,898	1,906	1,906
Total closing common shares, limited partnership units, and Series E preferred units, as converted, outstanding (thousands)	19,573	19,560	19,623	19,613	19,605
Closing market value of outstanding common shares, plus imputed closing market value of outstanding limited partnership units (thousands)	$1,305,911	$1,152,084	$1,181,108	$1,269,942	$1,296,871

S-1

CENTERSPACE
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share amounts)

	Three Months Ended					Twelve Months Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
REVENUE	$66,621	$71,399	$68,549	$67,093	$66,409	$273,662	$260,983
EXPENSES
Property operating expenses, excluding real estate taxes	18,496	21,210	18,853	19,068	19,838	77,627	76,338
Real estate taxes	6,140	7,165	7,678	7,663	6,489	28,646	26,906
Property management expenses	2,323	2,489	2,393	2,433	2,334	9,638	9,128
Casualty (gain) loss	(242)	127	399	532	2,389	816	3,307
Depreciation and amortization	29,424	29,056	27,097	27,654	27,640	113,231	106,450
Impairment of real estate investments	14,500	8,676	14,543	—	—	37,719	—
General and administrative expenses	6,542	4,997	4,382	4,997	4,861	20,918	17,802
TOTAL EXPENSES	$77,183	$73,720	$75,345	$62,347	$63,551	$288,595	$239,931
Gain (loss) on sale of real estate and other investments	(61)	79,531	—	—	—	79,470	(577)
Operating income (loss)	(10,623)	77,210	(6,796)	4,746	2,858	64,537	20,475
Interest expense	(11,536)	(12,989)	(10,724)	(9,635)	(9,795)	(44,884)	(37,280)
Loss on extinguishment of debt	(95)	(3)	—	—	—	(98)	—
Interest and other income	776	1,190	735	708	1,151	3,409	2,613
NET INCOME (LOSS)	$(21,478)	$65,408	$(16,785)	$(4,181)	$(5,786)	$22,964	$(14,192)
Distributions to Series D preferred unitholders	(57)	(109)	(160)	(160)	(160)	(486)	(640)
Net (income) loss attributable to noncontrolling interest – Operating Partnership and Series E preferred units	3,102	(9,197)	2,483	643	900	(2,969)	3,635
Net income attributable to noncontrolling interests – consolidated real estate entities	—	(2,319)	(53)	(36)	(33)	(2,408)	(131)
Net income (loss) attributable to controlling interests	(18,433)	53,783	(14,515)	(3,734)	(5,079)	17,101	(11,328)
Distributions to Series C preferred shareholders	—	—	—	—	—	—	(4,821)
Redemption of Series C preferred shares	—	—	—	—	—	—	(3,511)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(18,433)	$53,783	$(14,515)	$(3,734)	$(5,079)	$17,101	$(19,660)

Net income (loss) per common share – basic	$(1.10)	$3.22	$(0.87)	$(0.22)	$(0.31)	$1.02	$(1.27)

Net income (loss) per common share – diluted	$(1.10)	$3.19	$(0.87)	$(0.22)	$(0.31)	$1.02	$(1.27)

S-2

CENTERSPACE
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in thousands)

	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
ASSETS
Real estate investments
Property owned	$2,524,020	$2,536,166	$2,422,435	$2,484,111	$2,480,741
Less accumulated depreciation	(660,124)	(638,217)	(612,827)	(652,368)	(625,980)
Total real estate investments	1,863,896	1,897,949	1,809,608	1,831,743	1,854,761
Cash and cash equivalents	12,833	12,896	12,378	11,916	12,030
Restricted cash	2,818	52,943	5,815	6,144	1,099
Other assets	46,620	47,516	48,072	43,281	45,817
Assets held for sale, net	—	86,302	137,366	—	—
TOTAL ASSETS	$1,926,167	$2,097,606	$2,013,239	$1,893,084	$1,913,707

LIABILITIES, MEZZANINE EQUITY, AND EQUITY
LIABILITIES
Accounts payable and accrued expenses	$59,247	$66,124	$56,070	$57,631	$59,319
Revolving lines of credit	154,925	222,500	216,030	48,734	47,359
Notes payable, net of unamortized loan costs	299,579	299,564	299,550	299,535	299,520
Mortgages payable, net of unamortized loan costs	566,660	622,074	595,668	607,184	608,506
Liabilities held for sale, net	—	420	1,029	—	—
TOTAL LIABILITIES	$1,080,411	$1,210,682	$1,168,347	$1,013,084	$1,014,704

SERIES D PREFERRED UNITS	$5,940	$5,940	$11,310	$16,560	$16,560
EQUITY
Common Shares of Beneficial Interest	1,368,834	1,366,980	1,369,376	1,368,276	1,367,637
Accumulated distributions in excess of net income	(649,678)	(618,341)	(659,266)	(631,855)	(615,242)
Accumulated other comprehensive loss	—	—	(58)	(232)	(407)
Total shareholders’ equity	$719,156	$748,639	$710,052	$736,189	$751,988
Noncontrolling interests – Operating Partnership and Series E preferred units	120,660	128,038	121,439	126,597	129,782
Noncontrolling interests – consolidated real estate entities	—	4,307	2,091	654	673
TOTAL EQUITY	$839,816	$880,984	$833,582	$863,440	$882,443
TOTAL LIABILITIES, MEZZANINE EQUITY, AND EQUITY	$1,926,167	$2,097,606	$2,013,239	$1,893,084	$1,913,707

S-3

CENTERSPACE
NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS (unaudited)

This release contains certain non-GAAP financial measures. The non-GAAP financial measures should not be considered a substitute for operating results determined in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The definitions and calculations of these non-GAAP financial measures, as calculated by the Company, may not be comparable to non-GAAP measures reported by other REITs that do not define each of the non-GAAP financial measures exactly as Centerspace does. The non-GAAP financial measures are defined and further explained on pages S-19 through S-23, “Non-GAAP Financial Measures and Other Terms.”
The Company provides certain information on a same-store and non-same-store basis. Same-store apartment communities are owned or stabilized for substantially all of the periods being compared and, in the case of newly-acquired or constructed communities, have achieved a target level of physical occupancy of 90%, or re-positioned communities when they have achieved stabilized operations. Non-same store communities are communities not owned or stabilized as of the beginning of the previous year, including re-positioned communities, and excluding communities held for sale and the non-multifamily components of mixed-use properties.
On the first day of each calendar year, Centerspace determines the composition of its same-store pool for that year as well as adjusts the previous year, which allows the Company to evaluate the performance of existing apartment communities and their contribution to net operating income (“NOI”). The Company believes that measuring performance on a same-store basis is useful to investors because it enables evaluation of how a fixed pool of its communities are performing year-over-year. Centerspace uses this measure to assess whether or not the company has been successful in increasing NOI (defined and reconciled below), raising average rental revenue, renewing leases on existing residents, controlling operating costs, and making prudent capital improvements.
For the comparison of the years ended December 31, 2025 and 2024, 57 apartment communities were classified as same-store and four apartment communities and two apartment communities, respectively, were non-same-store. Sold communities and communities designated as held for sale are included in “Held for sale and dispositions,” while “Other properties” includes non-multifamily properties and the non-multifamily components of mixed-use properties. During the three months ended and the year ended December 31, 2025, the Company disposed of seven apartment communities consisting of 679 apartment homes and twelve apartment communities consisting of 1,511 apartment homes, respectively. During the year ended December 31, 2024, the Company disposed of two apartment communities consisting of 205 apartment homes.

S-4

CENTERSPACE
RECONCILIATIONS OF OPERATING INCOME TO NET OPERATING INCOME (1)

	(dollars in thousands)
	Three Months Ended			Sequential		Year-Over-Year
	12/31/2025	9/30/2025	12/31/2024	$ Change	% Change	$ Change	% Change
Operating income (loss)	$(10,623)	$77,210	$2,858	$(87,833)	(113.8)%	$(13,481)	(471.7)%
Adjustments:
Property management expenses	2,323	2,489	2,334	(166)	(6.7)%	(11)	(0.5)%
Casualty (gain) loss	(242)	127	2,389	(369)	(290.6)%	(2,631)	(110.1)%
Depreciation and amortization	29,424	29,056	27,640	368	1.3%	1,784	6.5%
Impairment of real estate investments	14,500	8,676	—	5,824	67.1%	14,500	N/A
General and administrative expenses	6,542	4,997	4,861	1,545	30.9%	1,681	34.6%
(Gain) loss on sale of real estate and other investments	61	(79,531)	—	79,592	*	61	N/A
Net Operating Income(1)	$41,985	$43,024	$40,082	$(1,039)	(2.4)%	$1,903	4.7%

Revenue
Same-store	$57,583	$58,061	$57,019	$(478)	(0.8)%	$564	1.0%
Non-same-store	6,594	5,760	1,903	834	14.5%	4,691	*
Other properties	963	899	774	64	7.1%	189	24.4%
Dispositions	1,481	6,679	6,713	(5,198)	(77.8)%	(5,232)	*
Total	66,621	71,399	66,409	(4,778)	(6.7)%	212	0.3%
Property operating expenses, including real estate taxes
Same-store	20,873	22,530	21,999	(1,657)	(7.4)%	(1,126)	(5.1)%
Non-same-store	2,557	2,494	892	63	2.5%	1,665	*
Other properties	241	287	313	(46)	(16.0)%	(72)	(23.0)%
Dispositions	965	3,064	3,123	(2,099)	(68.5)%	(2,158)	*
Total	24,636	28,375	26,327	(3,739)	(13.2)%	(1,691)	(6.4)%
Net Operating Income(1)
Same-store	36,710	35,531	35,020	1,179	3.3%	1,690	4.8%
Non-same-store	4,037	3,266	1,011	771	23.6%	3,026	*
Other properties	722	612	461	110	18.0%	261	56.6%
Dispositions	516	3,615	3,590	(3,099)	(85.7)%	(3,074)	*
Total	$41,985	$43,024	$40,082	$(1,039)	(2.4)%	$1,903	4.7%

*Not a meaningful percentage
(1)Net Operating Income is a non-GAAP measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information. Non-GAAP financial measures should not be considered an alternative to net income (loss), net income (loss) available for common shareholders, or cash flow from operating activities as a measure of financial performance.

S-5

CENTERSPACE
RECONCILIATIONS OF OPERATING INCOME TO NET OPERATING INCOME (1)

	(dollars in thousands)
	Twelve Months Ended December 31,
	2025	2024	$ Change	% Change
Operating income	$64,537	$20,475	$44,062	215.2%
Adjustments:
Property management expenses	9,638	9,128	510	5.6%
Casualty loss	816	3,307	(2,491)	(75.3)%
Depreciation and amortization	113,231	106,450	6,781	6.4%
Impairment of real estate investments	37,719	—	37,719	N/A
General and administrative expenses	20,918	17,802	3,116	17.5%
(Gain) loss on sale of real estate and other investments	(79,470)	577	(80,047)	*
Net Operating Income(1)	$167,389	$157,739	$9,650	6.1%

Revenue
Same-store	$231,136	$225,762	$5,374	2.4%
Non-same-store	17,041	5,597	11,444	*
Other properties	3,470	2,464	1,006	40.8%
Dispositions	22,015	27,160	(5,145)	*
Total	273,662	260,983	12,679	4.9%
Property operating expenses, including real estate taxes
Same-store	87,439	86,898	541	0.6%
Non-same-store	7,289	2,575	4,714	*
Other properties	1,101	937	164	17.5%
Dispositions	10,444	12,834	(2,390)	*
Total	106,273	103,244	3,029	2.9%
Net Operating Income(1)
Same-store	143,697	138,864	4,833	3.5%
Non-same-store	9,752	3,022	6,730	*
Other properties	2,369	1,527	842	55.1%
Dispositions	11,571	14,326	(2,755)	*
Total	$167,389	$157,739	$9,650	6.1%

*Not a meaningful percentage
(1)Net Operating Income is a non-GAAP measure. Refer to pages S-19 through S-23 “Reconciliations of non-GAAP Financial Measures and Other Terms” for additional information. Non-GAAP financial measures should not be considered an alternative to net income (loss), net income (loss) available for common shareholders, or cash flow from operating activities as a measure of financial performance.

S-6

CENTERSPACE
RECONCILIATIONS OF SAME-STORE CONTROLLABLE EXPENSES TO TOTAL PROPERTY OPERATING EXPENSES, INCLUDING REAL ESTATE TAXES (1)

	(dollars in thousands)
	Three Months Ended December 31,				Twelve Months Ended December 31,
	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change

Same-store controllable expenses(1)
On-site compensation(2)	$5,654	$5,858	$(204)	(3.5)%	$23,133	$22,967	$166	0.7%
Repairs and maintenance(3)	2,984	3,420	(436)	(12.7)%	12,434	12,796	(362)	(2.8)%
Utilities	3,310	3,216	94	2.9%	13,684	12,877	807	6.3%
Administrative and marketing	1,403	1,625	(222)	(13.7)%	5,660	5,854	(194)	(3.3)%
Total	$13,351	$14,119	$(768)	(5.4)%	$54,911	$54,494	$417	0.8%

Same-store non-controllable expenses
Real estate taxes	$5,117	$5,516	$(399)	(7.2)%	$23,926	$23,077	$849	3.7%
Insurance	2,405	2,364	41	1.7%	8,602	9,327	(725)	(7.8)%
Total	$7,522	$7,880	$(358)	(4.5)%	$32,528	$32,404	$124	0.4%
Total property operating expenses, including real estate taxes - same-store	$20,873	$21,999	$(1,126)	(5.1)%	$87,439	$86,898	$541	0.6%

Property operating expenses, including real estate taxes - non-same-store	$2,557	$892	$1,665	*	$7,289	$2,575	$4,714	*
Property operating expenses, including real estate taxes - other properties	241	313	(72)	(23.0)%	1,101	937	164	17.5%
Property operating expenses, including real estate taxes - dispositions	965	3,123	(2,158)	*	10,444	12,834	(2,390)	*
Total property operating expenses, including real estate taxes	$24,636	$26,327	$(1,691)	(6.4)%	$106,273	$103,244	$3,029	2.9%

*Not a meaningful percentage
(1)Same-store controllable expenses is a non-GAAP measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(2)On-site compensation for administration, leasing, and maintenance personnel.
(3)Includes turnover expense.

S-7

CENTERSPACE
RECONCILIATIONS OF NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS TO FUNDS FROM OPERATIONS AND CORE FUNDS FROM OPERATIONS (1)

	(in thousands, except per share amounts)
	Three Months Ended					Twelve Months Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Funds from Operations:(1)
Net (loss) income available to common shareholders	$(18,433)	$53,783	$(14,515)	$(3,734)	$(5,079)	$17,101	$(19,660)
Adjustments:
Noncontrolling interests - Operating Partnership and Series E preferred units	(3,102)	9,197	(2,483)	(643)	(900)	2,969	(3,635)
Depreciation and amortization	29,424	29,056	27,097	27,654	27,640	113,231	106,450
Less depreciation - non real estate	(83)	(85)	(84)	(83)	(79)	(335)	(327)
Less depreciation - partially owned entities	—	—	(21)	(22)	(24)	(43)	(98)
Impairment of real estate investments	14,500	8,676	14,543		—	37,719	—
(Gain) loss on sale of real estate	61	(79,531)	—	—	—	(79,470)	577
Less gain on sale of real estate - partially owned entities	1	2,251	—	—	—	2,252	—
Add loss on sale of non real estate assets	(50)	—	—	—	—	(50)	—
FFO applicable to common shares and Units	$22,318	$23,347	$24,537	$23,172	$21,558	$93,374	$83,307

Adjustments to Core FFO(1):
Non-cash casualty loss (recovery)	229	(123)	149	282	2,171	537	2,432
Loss on extinguishment of debt	95	3	—	—	—	98	—
Interest rate swap amortization	—	58	174	175	171	407	712
Amortization of assumed debt	593	530	418	417	417	1,958	1,206
Legal and other costs related to strategic review	1,336	—	—	—	—	1,336	—
Redemption of Series C preferred shares	—	—	—	—	—	—	3,511
Other miscellaneous items(2)	(4)	(455)	19	(67)	(454)	(507)	(489)
Core FFO applicable to common shares and Units	$24,567	$23,360	$25,297	$23,979	$23,863	$97,203	$90,679

FFO applicable to common shares and Units	$22,318	$23,347	$24,537	$23,172	$21,558	$93,374	$83,307
Distributions to Series D preferred unitholders	57	109	160	160	160	486	640
FFO applicable to common shares and Units - diluted	$22,375	$23,456	$24,697	$23,332	$21,718	$93,860	$83,947

Core FFO applicable to common shares and Units	$24,567	$23,360	$25,297	$23,979	$23,863	$97,203	$90,679
Distributions to Series D preferred unitholders	57	109	160	160	160	486	640
Core FFO applicable to common shares and Units - diluted	$24,624	$23,469	$25,457	$24,139	$24,023	$97,689	$91,319

Per Share Data
Net income (loss) per share and Unit - diluted	$(1.10)	$3.19	$(0.87)	$(0.22)	$(0.31)	$1.02	$(1.27)
FFO per share and Unit - diluted(1)	$1.14	$1.19	$1.24	$1.17	$1.09	$4.74	$4.49
Core FFO per share and Unit - diluted(1)	$1.25	$1.19	$1.28	$1.21	$1.21	$4.93	$4.88

Weighted average shares - basic for net income (loss)	16,719	16,726	16,741	16,727	16,583	16,728	15,504
Effect of operating partnership Units for FFO and Core FFO	948	966	971	980	939	966	870
Effect of Series D preferred units, as converted, for FFO and Core FFO	82	155	228	228	228	173	228
Effect of Series E preferred units, as converted, for FFO and Core FFO	1,894	1,898	1,905	1,906	2,033	1,901	2,056
Effect of dilutive restricted stock units and stock options for FFO and Core FFO	56	26	25	35	56	47	36
Weighted average shares and Units for FFO and Core FFO - diluted	19,699	19,771	19,870	19,876	19,839	19,815	18,694

(1)Funds from operations and Core funds from operations are non-GAAP measures. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(2)Consists of (gain) loss on investments and one-time professional fees.

S-8

CENTERSPACE
RECONCILIATIONS OF NET INCOME (LOSS) AVAILABLE TO CONTROLLING INTERESTS
TO ADJUSTED EBITDA(1)

	(in thousands)
	Three Months Ended					Twelve Months Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Adjusted EBITDA
Net income (loss) attributable to controlling interests	$(18,433)	$53,783	$(14,515)	$(3,734)	$(5,079)	$17,101	$(11,328)
Adjustments:
Distributions to Series D preferred unitholders	57	109	160	160	160	486	640
Noncontrolling interests – Operating Partnership and Series E preferred units	(3,102)	9,197	(2,483)	(643)	(900)	2,969	(3,635)
Income (loss) before noncontrolling interests – Operating Partnership	(21,478)	63,089	(16,838)	(4,217)	(5,819)	20,556	(14,323)
Adjustments:
Interest expense	11,537	12,989	10,719	9,622	9,782	44,867	37,225
Loss on extinguishment of debt	95	3	—	—	—	98	—
Depreciation and amortization related to real estate investments	29,424	29,056	27,076	27,632	27,616	113,188	106,352
Impairment of real estate investments	14,500	8,676	14,543	—	—	37,719	—
Non-cash casualty loss (recovery)	229	(123)	149	282	2,171	537	2,432
Interest income	(757)	(724)	(729)	(616)	(662)	(2,826)	(1,962)
(Gain) loss on sale of real estate	12	(77,280)	—	—	—	(77,268)	577
Legal and other costs related to strategic review	1,336	—	—	—	—	1,336	—
Other miscellaneous items(2)	(4)	(455)	19	(67)	(455)	(507)	(490)
Adjusted EBITDA	$34,894	$35,231	$34,939	$32,636	$32,633	$137,700	$129,811

(1)Adjusted EBITDA is a non-GAAP measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(2)Consists of (gain) loss on investments and one-time professional fees.

S-9

CENTERSPACE
DEBT ANALYSIS
(in thousands)
Debt Maturity Schedule
Annual Expirations

	Future Maturities of Debt
	Secured Fixed Debt	Unsecured Fixed Debt	Unsecured Variable Debt	Total Debt	% of Total Debt	Weighted Average Interest Rate(1)
2026	$51,220	$—	$925	$52,145	4.9%	3.49%
2027	47,022	—	—	47,022	4.5%	3.47%
2028	60,000	50,000	154,000	264,000	25.0%	4.28%
2029	19,377	75,000	—	94,377	9.0%	3.94%
2030	—	85,000	—	85,000	8.1%	2.62%
Thereafter	421,365	90,000	—	511,365	48.5%	3.45%
Subtotal	598,984	300,000	154,925	1,053,909	100.0%	3.64%
Premiums and discounts, net	(29,387)	—	—	(29,387)
Deferred financing costs, net	(2,937)	(421)	—	(3,358)
Total debt	$566,660	$299,579	$154,925	$1,021,164

(1)Weighted average interest rate of debt that matures during the year.

	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Debt Balances Outstanding
Secured fixed rate - mortgages payable - other	$400,134	$455,934	$406,412	$418,508	$420,414
Secured fixed rate - mortgages payable - Fannie Mae credit facility	198,850	198,850	198,850	198,850	198,850
Unsecured variable rate line of credit	154,925	222,500	216,030	48,734	47,359
Unsecured senior notes	300,000	300,000	300,000	300,000	300,000
Subtotal(1)	$1,053,909	$1,177,284	$1,121,292	$966,092	$966,623
Premiums and discounts, net	(29,387)	(29,763)	(6,661)	(7,079)	(7,496)
Deferred financing costs, net	(3,358)	(3,383)	(3,383)	(3,560)	(3,742)
Debt total	$1,021,164	$1,144,138	$1,111,248	$955,453	$955,385
Weighted Average Interest Rates
Mortgages payable - other rate	3.88%	3.87%	4.03%	4.02%	4.02%
Mortgages payable - Fannie Mae Credit Facility rate	2.78%	2.78%	2.78%	2.78%	2.78%
Lines of credit rate(2)	5.12%	5.51%	5.75%	5.76%	5.86%
Unsecured senior notes rate	3.12%	3.12%	3.12%	3.12%	3.12%
Total debt	3.64%	3.80%	3.90%	3.57%	3.58%

(1)     Excludes premiums, discounts, and deferred financing costs.
(2)     Interest rate excludes any unused facility fees and amounts reclassified from accumulated other comprehensive income (loss) into interest expense from terminated interest rate swaps, as shown in the table below.

	Three Months Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Reclassified from Accumulated OCI into interest expense	$—	$58	$174	$175	$171

S-10

CENTERSPACE
CAPITAL ANALYSIS
(in thousands, except per share and unit amounts)

	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Equity Capitalization
Common shares outstanding	16,761	16,703	16,757	16,735	16,719
Operating partnership units outstanding	920	963	968	972	980
Series E preferred units (as converted)	1,892	1,894	1,898	1,906	1,906
Total common shares, Units, and Series E preferred units, as converted, outstanding	19,573	19,560	19,623	19,613	19,605
Market price per common share (closing price at end of period)	$66.72	$58.90	$60.19	$64.75	$66.15
Equity capitalization-common shares and Units	$1,305,911	$1,152,084	$1,181,108	$1,269,942	$1,296,871

Series D preferred units	$5,940	$5,940	$11,310	$16,560	16,560

Debt Capitalization
Total debt(1)	1,053,909	1,177,284	1,121,292	966,092	966,623
Total market capitalization	$2,365,760	$2,335,308	$2,313,710	$2,252,594	$2,280,054

Total debt to total market capitalization(2)	44.5%	50.4%	48.5%	42.9%	42.4%

(1)Excludes deferred financing costs and debt premiums and discounts.
(2)Total debt to total market capitalization is a non-GAAP financial measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.

	Three Months Ended										Twelve Months Ended
	12/31/2025		9/30/2025		6/30/2025		3/31/2025		12/31/2024		12/31/2025		12/31/2024
Debt service coverage ratio(1)	2.59	x	2.35	x	2.78	x	2.83	x	2.80	x	2.62	x	2.94	x
Adjusted EBITDA/Interest expense plus preferred distributions and principal amortization(1)	2.58	x	2.33	x	2.74	x	2.79	x	2.76	x	2.60	x	2.61	x
Net debt/Adjusted EBITDA(1)	7.46	x	7.90	x	7.93	x	7.31	x	7.31	x	7.56	x	7.35	x
Net debt and preferred equity/Adjusted EBITDA(1)	7.50	x	7.94	x	8.02	x	7.44	x	7.44	x	7.60	x	7.48	x

Distribution Data
Common shares and Units outstanding at record date (in thousands)	17,679		17,662		17,717		17,706		17,571		17,679		17,571
Total common distribution declared (in thousands)	$13,613		$13,600		$13,642		$13,633		$13,177		$54,488		$49,911
Common distribution per share and Unit	$0.77		$0.77		$0.77		$0.77		$0.75		$3.08		$3.00
Payout ratio (Core FFO per diluted share and unit basis)(1)	61.6%		64.7%		60.2%		63.6%		62.0%		62.5%		61.5%

(1)Debt service coverage ratio, adjusted EBITDA divided by interest expense plus preferred distributions and principal amortization, net debt divided by adjusted EBITDA, net debt and preferred equity divided by adjusted EBITDA, and payout ratio are non-GAAP financial measures. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.

S-11

CENTERSPACE
SAME-STORE FOURTH QUARTER COMPARISONS
(dollars in thousands)

	Apartment Homes Included	Revenues			Expenses			NOI (2)
Regions		Q4 2025	Q4 2024	% Change	Q4 2025	Q4 2024	% Change	Q4 2025	Q4 2024	% Change
Denver, CO	1,848	$11,329	$11,975	(5.4)%	$3,989	$4,327	(7.8)%	$7,340	$7,648	(4.0)%
Minneapolis, MN	3,744	19,580	19,003	3.0%	8,420	8,532	(1.3)%	11,160	10,471	6.6%
Boulder/Ft. Collins, CO	559	3,441	3,379	1.8%	1,064	999	6.5%	2,377	2,380	(0.1)%
North Dakota	1,710	7,868	7,463	5.4%	2,533	2,986	(15.2)%	5,335	4,477	19.2%
Omaha, NE	872	3,893	3,787	2.8%	890	1,042	(14.6)%	3,003	2,745	9.4%
Rochester, MN	1,129	6,094	6,046	0.8%	2,343	2,294	2.1%	3,751	3,752	—%
Other Mountain West(1)	1,222	5,378	5,366	0.2%	1,634	1,819	(10.2)%	3,744	3,547	5.6%
Same-Store Total	11,084	$57,583	$57,019	1.0%	$20,873	$21,999	(5.1)%	$36,710	$35,020	4.8%

	% of NOI	Weighted Average Occupancy (3)			Average Monthly Rental Rate (3)			Average Monthly Revenue per Occupied Home (3)
Regions		Q4 2025	Q4 2024	Growth	Q4 2025	Q4 2024	% Change	Q4 2025	Q4 2024	% Change
Denver, CO	20.0%	93.8%	95.4%	(1.6)%	$1,952	$2,000	(2.4)%	$2,178	$2,263	(3.8)%
Minneapolis, MN	30.4%	95.8%	95.4%	0.4%	1,620	1,586	2.1%	1,819	1,773	2.6%
Boulder/Ft. Collins, CO	6.5%	95.8%	95.2%	0.6%	1,903	1,905	(0.1)%	2,142	2,116	1.2%
North Dakota	14.5%	96.1%	96.7%	(0.6)%	1,455	1,374	5.9%	1,597	1,505	6.1%
Omaha, NE	8.2%	95.2%	96.3%	(1.1)%	1,423	1,369	3.9%	1,564	1,503	4.1%
Rochester, MN	10.2%	95.0%	96.0%	(1.0)%	1,802	1,759	2.4%	1,893	1,859	1.8%
Other Mountain West(1)	10.2%	95.3%	95.7%	(0.4)%	1,364	1,352	0.9%	1,540	1,530	0.7%
Same-Store Total	100.0%	95.3%	95.7%	(0.4)%	$1,639	$1,613	1.6%	$1,818	$1,791	1.5%

(1)Includes apartment communities in Billings, Montana and Rapid City, South Dakota.
(2)NOI is a non-GAAP financial measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(3)Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for definitions.

S-12

CENTERSPACE
SAME-STORE SEQUENTIAL QUARTER COMPARISONS
(dollars in thousands)

	Apartment Homes Included	Revenues			Expenses			NOI (2)
Regions		Q4 2025	Q3 2025	% Change	Q4 2025	Q3 2025	% Change	Q4 2025	Q3 2025	% Change
Denver, CO	1,848	$11,329	$11,715	(3.3)%	$3,989	$3,994	(0.1)%	$7,340	$7,721	(4.9)%
Minneapolis, MN	3,744	19,580	19,590	(0.1)%	8,420	8,516	(1.1)%	11,160	11,074	0.8%
Boulder/Ft. Collins, CO	559	3,441	3,450	(0.3)%	1,064	1,092	(2.6)%	2,377	2,358	0.8%
North Dakota	1,710	7,868	7,836	0.4%	2,533	2,799	(9.5)%	5,335	5,037	5.9%
Omaha, NE	872	3,893	3,832	1.6%	890	1,631	(45.4)%	3,003	2,201	36.4%
Rochester, MN	1,129	6,094	6,217	(2.0)%	2,343	2,433	(3.7)%	3,751	3,784	(0.9)%
Other Mountain West(1)	1,222	5,378	5,421	(0.8)%	1,634	2,065	(20.9)%	3,744	3,356	11.6%
Same-Store Total	11,084	$57,583	$58,061	(0.8)%	$20,873	$22,530	(7.4)%	$36,710	$35,531	3.3%

	% of NOI	Weighted Average Occupancy (3)			Average Monthly Rental Rate (3)			Average Monthly Revenue per Occupied Home (3)
Regions		Q4 2025	Q3 2025	Growth	Q4 2025	Q3 2025	% Change	Q4 2025	Q3 2025	% Change
Denver, CO	20.0%	93.8%	94.5%	(0.7)%	$1,952	$1,956	(0.2)%	$2,178	$2,236	(2.6)%
Minneapolis, MN	30.4%	95.8%	96.1%	(0.3)%	1,620	1,607	0.8%	1,819	1,815	0.2%
Boulder/Ft. Collins, CO	6.5%	95.8%	96.4%	(0.6)%	1,903	1,905	(0.1)%	2,142	2,133	0.4%
North Dakota	14.5%	96.1%	97.0%	(0.9)%	1,455	1,431	1.7%	1,597	1,575	1.4%
Omaha, NE	8.2%	95.2%	93.9%	1.4%	1,423	1,401	1.6%	1,564	1,560	0.3%
Rochester, MN	10.2%	95.0%	95.8%	(0.8)%	1,802	1,799	0.2%	1,893	1,916	(1.2)%
Other Mountain West(1)	10.2%	95.3%	96.4%	(1.1)%	1,364	1,360	0.3%	1,540	1,534	0.4%
Same-Store Total	100.0%	95.3%	95.8%	(0.5)%	$1,639	$1,629	0.6%	$1,818	$1,823	(0.3)%

(1)Includes apartment communities in Billings, Montana and Rapid City, South Dakota.
(2)NOI is a non-GAAP financial measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(3)Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for definitions.

S-13

CENTERSPACE
SAME-STORE YEAR-TO-DATE COMPARISONS
(dollars in thousands)

	Apartment Homes Included	Revenues			Expenses			NOI (2)
Regions		2025	2024	% Change	2025	2024	% Change	2025	2024	% Change
Denver, CO	1,848	$46,655	$47,571	(1.9)%	$16,878	$16,972	(0.6)%	$29,777	$30,599	(2.7)%
Minneapolis, MN	3,744	78,133	75,938	2.9%	32,846	32,078	2.4%	45,287	43,860	3.3%
Boulder/Ft. Collins, CO	559	13,825	13,582	1.8%	4,368	4,239	3.0%	9,457	9,343	1.2%
North Dakota	1,710	31,003	29,119	6.5%	11,080	11,401	(2.8)%	19,923	17,718	12.4%
Omaha, NE	872	15,247	14,622	4.3%	5,438	5,616	(3.2)%	9,809	9,006	8.9%
Rochester, MN	1,129	24,725	23,952	3.2%	9,289	8,951	3.8%	15,436	15,001	2.9%
Other Mountain West(1)	1,222	21,548	20,978	2.7%	7,540	7,641	(1.3)%	14,008	13,337	5.0%
Same-Store Total	11,084	$231,136	$225,762	2.4%	$87,439	$86,898	0.6%	$143,697	$138,864	3.5%

	% of NOI	Weighted Average Occupancy (3)			Average Monthly Rental Rate (3)			Average Monthly Revenue per Occupied Home (3)
Regions		2025	2024	Growth	2025	2024	% Change	2025	2024	% Change
Denver, CO	20.7%	94.2%	95.4%	(1.3)%	$1,967	$1,994	(1.4)%	$2,232	$2,248	(0.7)%
Minneapolis, MN	31.6%	96.2%	95.3%	0.9%	1,604	1,582	1.4%	1,808	1,774	1.9%
Boulder/Ft. Collins, CO	6.6%	96.0%	95.5%	0.5%	1,905	1,897	0.4%	2,147	2,119	1.3%
North Dakota	13.9%	96.8%	96.4%	0.4%	1,417	1,341	5.7%	1,561	1,472	6.0%
Omaha, NE	6.8%	94.4%	94.2%	0.2%	1,399	1,351	3.6%	1,544	1,483	4.1%
Rochester, MN	10.7%	96.2%	95.6%	0.6%	1,786	1,742	2.5%	1,896	1,849	2.5%
Other Mountain West(1)	9.7%	96.1%	94.7%	1.5%	1,355	1,349	0.4%	1,529	1,511	1.2%
Same-Store Total	100.0%	95.7%	95.4%	0.3%	$1,626	$1,602	1.5%	$1,815	$1,779	2.0%

(1)Includes apartment communities in Billings, Montana and Rapid City, South Dakota.
(2)NOI is a non-GAAP financial measure. Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information.
(3)Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for definitions.

S-14

CENTERSPACE
PORTFOLIO SUMMARY (1)

	Three Months Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024
Number of Apartment Homes at Period End
Same-Store	11,084	11,084	11,084	12,595	12,580
Non-Same-Store	1,178	1,178	758	417	432
All Communities	12,262	12,262	11,842	13,012	13,012

Average Monthly Rental Rate(2)
Same-Store	$1,639	$1,629	$1,621	$1,586	$1,573
Non-Same-Store	1,842	1,858	1,731	1,558	1,892
All Communities	$1,658	$1,649	$1,625	$1,585	$1,584

Average Monthly Revenue per Occupied Apartment Home(2)
Same-Store	$1,818	$1,823	$1,818	$1,775	$1,751
Non-Same-Store	2,080	2,090	1,951	1,786	2,042
All Communities	$1,843	$1,846	$1,844	$1,776	$1,761

Weighted Average Occupancy(2)
Same-Store	95.3%	95.8%	96.1%	95.8%	95.5%
Non-Same-Store	89.7%	87.5%	85.9%	88.9%	93.6%
All Communities	94.7%	95.0%	94.5%	95.6%	95.4%

Property Operating Expenses as a % of Scheduled Rental Revenue(2)
Same-Store	38.3%	41.6%	40.6%	42.4%	42.3%
Non-Same-Store	39.3%	42.6%	44.0%	51.9%	35.8%
All Communities	38.4%	41.7%	40.8%	42.7%	42.1%

Capital Expenditures
Total Recurring Capital Expenditures(2) per Apartment Home – Same-Store	$269	$350	$370	$172	$238

(1)Previously reported amounts are not revised for changes in the composition of the same-store properties pool.
(2)Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for definitions.

S-15

CENTERSPACE
CAPITAL EXPENDITURES
(dollars in thousands, except per home amounts)

	Three Months Ended		Twelve Months Ended
Capital Expenditures	12/31/2025	12/31/2024	12/31/2025	12/31/2024
Total Same-Store Apartment Homes	11,084	11,084	11,084	11,084
All Properties - Weighted Average Apartment Homes	12,528	13,012	13,059	12,948

Same-Store
Building - Exterior	$1,520	$856	$4,896	$3,901
Building - Interior	171	67	390	167
Mechanical, Electrical, & Plumbing	560	623	2,273	2,542
Furniture & Equipment	38	80	492	321
Landscaping & Grounds	409	830	1,601	2,519
Turnover Replacements	1,108	850	3,668	3,473
Work in progress - net change	(827)	(562)	(403)	(971)
Recurring Capital Expenditures(1) - Same-Store	$2,979	$2,744	$12,917	$11,952
Recurring Capital Expenditures(1) per Apartment Home - Same-Store	$269	$248	$1,165	$1,078

Recurring Capital Expenditures(1) - All Properties	$3,499	$3,035	$15,211	$13,476
Recurring Capital Expenditures(1) per Apartment Home - All Properties	$279	$233	$1,165	$1,041

Value Add(1)
Same-Store
Interior - Units	$122	$364	$2,054	$2,041
Common Areas and Exteriors	3,697	2,171	8,077	19,568
Work in Progress - net change	(237)	(854)	(46)	(2,379)
Total Value Add - Same-Store	$3,582	$1,681	$10,085	$19,230

All Properties
Interior - Units	$265	$1,390	$4,185	$3,081
Common Areas and Exteriors	3,762	2,608	8,990	25,553
Work in Progress - net change	(234)	(903)	(247)	(4,371)
Total Value Add - All Properties	$3,793	$3,095	$12,928	$24,263

Total Same-Store Capital Spend(2)
Capital Spend - Same-Store(2)	$6,561	$4,425	$23,002	$31,182
Capital Spend per Apartment Home - Same Store(2)	$592	$399	$2,075	$2,813

Acquisition and Other Capital Expenditures(1)
All Properties	$1,476	$1,164	$4,935	$12,161

Total Capital Spend
Total Capital Spend - All Properties	$8,768	$7,294	$33,074	$49,900
Total Capital Spend per Apartment Home - All Properties	$700	$561	$2,533	$3,854

(1)Refer to pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for definitions.
(2)Includes value-add and excludes acquisition and other capital expenditures on same-store communities.

S-16

CENTERSPACE
2026 Financial Outlook
(in thousands, except per share amounts)
Centerspace is providing guidance for 2026.

	Twelve Months Ended	2026 Full-Year Guidance Range
	December 31, 2025	Low	High
	Actual	Amount	Amount
Same-store growth (1)
Revenue	$234,219	0.00%	1.75%

Controllable expenses	56,089	0.50%	1.50%
Non-controllable expenses	32,939	1.50%	2.50%
Total Expenses	$89,028	1.00%	2.00%
Same-store NOI (1)(2)	$145,191	(0.50)%	2.00%

Components of NOI(1)(2)
Same-store	$145,191	$144,500	$148,100
Non-same-store	8,258	$15,450	$15,650
Other properties	2,369	$2,400	$2,600
Dispositions	11,571	—	—
Total NOI(2)	$167,389	$162,350	$166,350

Other operating income and expenses
General and administrative and property management	(30,556)	(30,400)	(29,550)
Casualty loss	(816)	(1,650)	(1,550)
Non-real estate depreciation and amortization & partially owned entities	(378)	(350)	(300)
Non-controlling interest	(2,408)	—	—
Less gain on sale of real estate - partially owned entities	2,252	—	—
Add loss on sale of non real estate assets	(50)	$—	$—
Total other operating income and expenses	$(31,956)	$(32,400)	$(31,400)

Interest expense	$(44,884)	(41,750)	(41,150)
Interest and other income	3,311	2,600	2,700
FFO applicable to common shares and Units - diluted(2)	$93,860	$90,800	$96,500

Non-core income and expenses
Non-cash casualty loss	$537	$950	$850
Loss on extinguishment of debt	98	—	—
Interest rate swap amortization	407	—	—
Amortization of assumed debt	1,958	1,554	1,554
Legal and other costs related to strategic review	1,336	1,500	750
Other miscellaneous items	(507)	—	—
Total non-core income and expenses	$3,829	$4,004	$3,154
Core FFO applicable to common shares and Units - diluted(2)	$97,689	$94,804	$99,654

Net income (loss) per share - diluted	$1.02	$(0.49)	$(0.19)
FFO per diluted share(2)	$4.74	$4.61	$4.89
Core FFO per diluted share(2)	$4.93	$4.81	$5.05
Weighted average shares outstanding - diluted	19,815	19,700	19,725

Additional Assumptions
Same-store recurring capital expenditures (per home)(1)	$1,199	$1,250	$1,350
Value-add expenditures	$12,928	2,500	12,500
(1)Amounts for the year ended December 31, 2025 reflect the 2026 same-store pool.
(2)NOI, FFO, and Core FFO are non-GAAP financial measures. For more information on their usage and presentation, and a reconciliation to the most directly comparable GAAP measures, refer to "Non-GAAP Financial Measures and Reconciliations" in the Supplemental Financial and Operating Data" above and pages S-19 through S-23 “Non-GAAP Financial Measures and Other Terms” for additional information. .

S-17

Reconciliations of Net Income (Loss) Available to Common Shareholders to FFO and Core FFO
The following table presents reconciliations of net income (loss) available to common shareholders to FFO and Core FFO, which are non-GAAP financial measures described in greater detail under "Non-GAAP Financial Measures and Other Terms." They should not be considered as alternatives to net income or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO and Core FFO also do not represent cash generated from operating activities in accordance with GAAP, nor are they indicative of funds available to fund all cash needs, including the ability to service indebtedness or make distributions to shareholders. The outlook and projections provided below are based on current expectations and are forward-looking statements under applicable U.S. federal securities laws.

		Outlook
	Twelve Months Ended	Twelve Months Ended
	December 31, 2025	December 31, 2026
	Amount	Low	High
Net income (loss) available to common shareholders	$17,101	$(8,226)	$(3,256)
Noncontrolling interests - Operating Partnership and Series E preferred units	2,969	(1,450)	(570)
Depreciation and amortization	113,231	100,597	100,397
Less depreciation - non real estate	(335)	(350)	(300)
Less depreciation - partially owned entities	(43)	—	—
Impairment of real estate	37,719	—	—
Gain on sale of real estate	(79,470)	—	—
Less gain on sale of real estate - partially owned entities	2,252	—	—
Less loss on sale of non real estate assets	(50)	—	—
Distributions to Series D preferred unitholders	486	229	229
FFO applicable to common shares and Units	$93,860	$90,800	$96,500

Adjustments to Core FFO:
Non-cash casualty loss	537	950	850
Loss on extinguishment of debt	98	—	—
Interest rate swap amortization	407	—	—
Amortization of assumed debt	1,958	1,554	1,554
Legal and other costs related to strategic review	1,336	1,500	750
Other miscellaneous items	(507)	—	—
Core FFO applicable to common shares and Units	$97,689	$94,804	$99,654

Net income (loss) per share - diluted	$1.02	$(0.49)	$(0.19)
FFO per share - diluted	$4.74	$4.61	$4.89
Core FFO per share - diluted	$4.93	$4.81	$5.05
Reconciliations of Operating Income to Net Operating Income
Net operating income, or NOI, is a non-GAAP financial measure which the Company defines as total real estate revenues less property operating expenses, including real estate taxes. Centerspace believes that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that is unaffected by sales of real estate and other investments, impairment, depreciation, amortization, financing, property management expenses, casualty losses, loss on litigation settlement, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income (loss), net income (loss) available for common shareholders, or cash flow from operating activities as a measure of financial performance.

		Outlook
	12 Months Ended	12 Months Ended
	December 31, 2025	December 31, 2026
	Actual	Low	High
Operating income	$64,537	$29,703	$34,853
Adjustments:
General and administrative and property management expenses	30,556	30,400	29,550
Casualty loss	816	1,650	1,550
Depreciation and amortization	113,231	100,597	100,397
Impairment of real estate	37,719	—	—
Gain on sale of real estate and other investments	(79,470)	—	—
Net operating income	$167,389	$162,350	$166,350

S-18

CENTERSPACE
NON-GAAP FINANCIAL MEASURES AND OTHER TERMS
Acquisition and Other Capital Expenditures
Acquisition and other non-routine capital expenditures represent capital additions contemplated in the underwriting at recently acquired communities. These amounts are considered when determining expected returns. Other capital expenditures includes casualty and other non-routine capital items including, but not limited to, tenant improvements, real estate special assessments, and capital expenditures incurred to dispose of properties. Casualty represents capitalized costs incurred in connection with the restoration of an apartment community after a casualty event.
Adjusted EBITDA
Adjusted EBITDA is earnings before interest, taxes, depreciation, amortization, gain/loss on sale of real estate and other investments, impairment of real estate investments, gain/loss on extinguishment of debt, gain/loss from involuntary conversion; and other non-routine items or items not considered core to business operations. The Company considers Adjusted EBITDA to be an appropriate supplemental performance measure because it permits investors to view income from operations without the effect of depreciation, financing costs, or non-operating gains and losses. Adjusted EBITDA is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP.
Average Monthly Rental Rate
Average monthly rental rate is scheduled rent divided by the total number of apartment homes.
Average Monthly Revenue per Occupied Home
Average monthly revenue per occupied home is defined as total rental revenues divided by the weighted average occupied apartment homes for the period.
Blended Lease Rate Growth
Blended lease rate growth is the weighted average rate change of new leases signed and renewal leases started within the given timeframe and the previous lease on the same unit.
Debt Service Coverage Ratio
Debt service coverage ratio is computed by dividing Adjusted EBITDA by interest expense and principal amortization. This term is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Adjusted EBITDA definition included within this Non-GAAP Financial Measures and Other Terms section.

	Three Months Ended					Twelve Months Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Adjusted EBITDA	$34,894	$35,231	$34,939	$32,636	$32,633	$137,700	$129,811

Interest Expense	11,537	12,989	10,719	9,622	9,782	44,867	37,225
Principal Amortization	1,939	2,000	1,853	1,906	1,881	7,698	6,860
Total Interest Expense and Principal Amortization	13,476	14,989	12,572	11,528	11,663	52,565	44,085
Distributions paid to Series C preferred shareholders and Series D preferred unitholders	57	109	160	160	160	486	5,461
Total Interest Expense, Principal Amortization, and preferred distributions	13,533	15,098	12,732	11,688	11,823	53,051	49,546

Debt Service Coverage Ratio	2.59	2.35	2.78	2.83	2.80	2.62	2.94

Adjusted EBITDA/Interest expense plus preferred distributions and principal amortization	2.58	2.33	2.74	2.79	2.76	2.60	2.62

S-19

Funds from Operations and Core Funds from Operations
The Company believes that FFO, which is a non-GAAP financial measure used as a standard supplemental measure for equity real estate investment trusts, is helpful to investors in understanding its operating performance, primarily because its calculation does not assume that the value of real estate assets diminishes predictably over time, as implied by the historical cost convention of GAAP and the recording of depreciation and amortization.
The Company uses the definition of FFO adopted by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”). Nareit defines FFO as net income or loss calculated in accordance with GAAP, excluding:
•depreciation and amortization related to real estate;
•gains and losses from the sale of certain real estate assets;
•gains and losses from change in control;
•impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity; and
•similar adjustments for partially owned consolidated real estate entities.
The exclusion in Nareit’s definition of FFO of gains and losses from the sale of real estate assets and impairment write-downs helps to identify the operating results of the long-term assets that form the base of the Company's investments, and assists management and investors in comparing those operating results between periods.
Due to the limitations of the Nareit FFO definition, Centerspace has made certain interpretations in applying this definition. The Company believes that all such interpretations not specifically identified in the Nareit definition are consistent with this definition. Nareit’s FFO White Paper 2018 Restatement clarified that impairment write-downs of land related to a REIT’s main business are excluded from FFO and a REIT has the option to exclude impairment write-downs of assets that are incidental to its main business.
While FFO is widely used by Centerspace as a primary performance metric, not all real estate companies use the same definition of FFO or calculate FFO in the same way. Accordingly, FFO presented here is not necessarily comparable to FFO presented by other real estate companies. FFO should not be considered as an alternative to net income (loss) or any other GAAP measurement of performance, but rather should be considered as an additional, supplemental measure. FFO also does not represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund all cash flow needs, including the ability to service indebtedness or make distributions to shareholders.
Core Funds from Operations (“Core FFO”) is FFO as adjusted for non-routine items or items not considered core to business operations. By further adjusting for items that are not considered part of core business operations, the Company believes that Core FFO provides investors with additional information to compare core operating and financial performance between periods. Core FFO should not be considered as an alternative to net income (loss), or any other GAAP measurement of performance, but rather should be considered an additional supplemental measure. Core FFO also does not represent cash generated from operating activities in accordance with GAAP, nor is it indicative of funds available to fund the Company's cash needs, including its ability to service indebtedness or make distributions to shareholders. Core FFO is a non-GAAP and non-standardized financial measure that may be calculated differently by other REITs and should not be considered a substitute for operating results determined in accordance with GAAP.
Held For Sale
The Company classifies properties as held for sale when they meet the GAAP criteria, which include: (a) management commits to and initiates a plan to sell the asset; (b) the sale is probable and expected to be completed within one year under terms that are usual and customary for sales of such assets; and (c) actions required to complete the plan indicate that it is unlikely that significant changes to the plan will be made or that the plan will be withdrawn. The Company generally considers these criteria met when the transaction has been approved by its Board of Trustees, there are no known significant contingencies related to the sale, and management believes it is probable that the sale will be completed within one year.

S-20

Net Debt Divided by Adjusted EBITDA
Net debt is the total outstanding debt balance less cash and cash equivalents and net tax deferred proceeds held in restricted cash for exchanges under section 1031(b) of the Internal Revenue Code. Preferred equity is the sum of the book value of Series C preferred shares, when outstanding, and Series D preferred units outstanding. Adjusted EBITDA is annualized for periods less than one year. Net debt and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Adjusted EBITDA definition included within this Non-GAAP Financial Measures and Other Terms section.

	Three Months Ended					Twelve Months Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Total debt (1)	$1,053,909	$1,177,284	$1,121,292	$966,092	$966,623	$1,053,909	$966,623
Less: cash and cash equivalents	12,833	12,896	12,378	11,916	12,030	12,833	12,030
Less: 1031 funds in restricted cash	—	50,941	—	—	—	—	—
Net debt	$1,041,076	$1,113,447	$1,108,914	$954,176	$954,593	$1,041,076	$954,593

Adjusted EBITDA(2)	$139,576	$140,924	$139,756	$130,544	$130,532	$137,700	$129,811
Net debt/Adjusted EBITDA	7.46	7.90	7.93	7.31	7.31	7.56	7.35

Preferred Equity	$5,940	$5,940	$11,310	$16,560	$16,560	$5,940	$16,560
Net debt and preferred equity	$1,047,016	$1,119,387	$1,120,224	$970,736	$971,153	$1,047,016	$971,153
Adjusted EBITDA(2)	$139,576	$140,924	$139,756	$130,544	$130,532	$137,700	$129,811
Net debt and preferred equity/Adjusted EBITDA	7.50	7.94	8.02	7.44	7.44	7.60	7.48
(1)Excludes premiums, discounts, and deferred financing costs.
(2)Annualized for periods less than one year.
Net Operating Income
Net operating income, or NOI, is a non-GAAP financial measure which the Company defines as total real estate revenues less property operating expenses, including real estate taxes. The Company believes that NOI is an important supplemental measure of operating performance for real estate because it provides a measure of operations that excludes gain (loss) on the sale of real estate and other investments, impairment, depreciation and amortization, financing costs, property management expenses, casualty gains or losses, loss on litigation settlement, and general and administrative expenses. NOI does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income (loss), net income (loss) available for common shareholders, or cash flow from operating activities as a measure of financial performance.
New Lease Rate Growth
New lease rate growth is the average rate change of new leases that were signed within the given timeframe and the previous lease on the same unit.
Non-stabilized Community
A non-stabilized community is a development community that is either currently under construction or undergoing lease-up or is a recent acquisition prior to reaching overall occupancy of 90%.
Payout Ratio (Core FFO per Diluted Share and Unit Basis)
Payout ratio (Core FFO per diluted share and unit basis) is the ratio of the current quarterly or annual distribution rate per common share and unit divided by quarterly or annual Core FFO per diluted share and unit. This term is a non-GAAP financial measure and should not be considered a substitute for operating results determined in accordance with GAAP. Refer to the Core FFO definition included within this Non-GAAP Financial Measures and Other Terms section.

	Three Months Ended					Twelve Months Ended
	12/31/2025	9/30/2025	6/30/2025	3/31/2025	12/31/2024	12/31/2025	12/31/2024
Common distribution per share and unit	$0.77	$0.77	$0.77	$0.77	$0.75	$3.08	$3.00
Core FFO per common share and unit diluted	1.25	1.19	1.28	1.21	1.21	4.93	4.88
Payout ratio	61.6%	64.7%	60.2%	63.6%	62.0%	62.5%	61.5%

S-21

Recurring Capital Expenditures
Recurring capital expenditures represent expenditures necessary to help preserve the value of and maintain the functionality at communities. Property recurring capital expenditures are necessary to maintain asset quality, including purchasing and replacing items used to operate the communities such as appliances, mechanical equipment, flooring to roof replacement, paving, siding, and major landscaping.
Renewal Lease Rate Growth
Renewal lease rate growth is the average rate change of renewal leases that started within the given timeframe and the previous lease on the same unit.
Re-positioned Community
The Company defines a re-positioned community as having significant development and construction activity on existing buildings pursuant to an authorized plan, which has an impact on current operating results, occupancy and the ability to lease space with the intended result of improved community cash flow and competitive position through extensive unit and amenity upgrades. We categorize a re-positioned community as same-store when the development and construction activity has been completed, and operations have stabilized. This is typically reaching an overall occupancy of 90%. Not all communities undergoing value add are considered a re-positioned community.
Retention Rate
Retention rate is the percentage of leases expiring within the given timeframe that were converted to a term renewal.
Same-Store Controllable Expenses
The Company defines same-store controllable expenses as property operating expenses excluding real estate taxes and insurance. Same-store controllable expenses exclude real estate taxes and insurance, in order to provide a measure of expenses that are within management's control, and is used for the purposes of budgeting, business planning, and performance evaluation. This is a non-GAAP financial measure and should not be considered an alternative to total expenses or total property operating expenses and real estate taxes.
Scheduled Rental Revenue
Scheduled rental revenue represents the value of all apartment homes, with occupied apartment homes valued at contractual rental rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes.
Stabilized Community
The Company defines stabilized communities as past development lease-up or a recent acquisition reaching an overall occupancy of 90%. A re-positioned community is considered stabilized when substantial redevelopment activities are complete and operations have stabilized. This is typically reaching an overall occupancy of 90% occupancy or is consistent occupancy for 90 days.
Total Debt to Total Market Capitalization
Total debt to total market capitalization, a non-GAAP financial measure, is total debt not adjusted for unamortized deferred financing costs or unamortized debt premiums and discounts from the balance sheet divided by the sum of total debt from the balance sheet, market value of common shares, operating partnership units, and the as converted Series E preferred units, and book value of Series C preferred shares, when outstanding, and Series D preferred units outstanding at the end of the period. This non-GAAP financial measure should not be considered a substitute for operating results determined in accordance with GAAP.

S-22

Value Add
Value add represents expenditures that are expected to result in increased income generation or decreased expense growth over time to improve a community’s cash flow and competitive position. This includes elective capital expenditures such as full-scale renovations including new amenities, interior unit turn renovations, enhanced clubhouses and common area hallways and certain resource management initiatives including smart home automation as well as environmental and sustainability initiatives for higher rental levels or expense savings in their respective markets.
Weighted Average Occupancy
Weighted average occupancy is defined as the percentage resulting from dividing actual rental revenue by scheduled rental revenue. Scheduled rental revenue represents the value of all apartment homes, with occupied homes valued at contractual rental rates pursuant to leases and vacant apartment homes valued at estimated market rents. When calculating actual rents for occupied apartment homes and market rents for vacant homes, delinquencies and concessions are not taken into account. Market rates are determined using the currently offered effective rates on new leases at the community and are used as the starting point in determination of the market rates of vacant apartment homes. The Company believes that weighted average occupancy is a meaningful measure of occupancy because it considers the value of each vacant unit at its estimated market rate. Weighted average occupancy may not completely reflect short-term trends in physical occupancy, and the calculation of weighted average occupancy may not be comparable to that disclosed by other REITs and other real estate companies.

S-23